Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS FISCAL SECOND QUARTER 2024 FINANCIAL RESULTS

- Company Continues to Execute Across its Three Strategic Pillars, Reveals Transformational Brand Refresh, and Anticipates Acceleration of eCommerce and Specialty Retail Revenues for the Holidays -

- Company to Host Conference Call Tomorrow at 8:30 a.m. ET -

DURANGO, Colo., October 11, 2023 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”, “we”, “RMC”, or “Rocky Mountain Chocolate”), an international franchisor and producer of premium chocolates and other confectionery products including gourmet caramel apples, is reporting financial and operating results for its second quarter ended August 31, 2023. The Company will host a conference call tomorrow at 8:30 a.m. Eastern time to discuss the results.

“We continue to execute against the pillars of our Strategic Transformation Plan to establish Rocky Mountain Chocolate as America’s preferred premium chocolate company,” said Rob Sarlls, CEO of RMC. “The initiatives we have implemented this fiscal year are expected to generate material revenue growth in the quarters ahead as we enter the holiday season. During the fiscal second quarter, we removed several impediments that held back our eCommerce business and we are now fulfilling orders with trusted third-party service providers. These providers have favorable geographic locations that can reach consumers within 48 hours—a capability we lacked in Durango. We also eliminated customer shipping charges and have begun to utilize more effective ad spend. When coupled with purchase orders in-hand from our specialty retail partners, we expect the combination of eCommerce and specialty retail sales in fiscal 2H’24 to exceed the sales from these channels for all of fiscal 2023.

“With respect to efficiency gains during the quarter, to ‘do more with less’ we reduced our driver fleet by 33% while maintaining consistent pound volume shipped from our Durango facility, which is a direct result of our logistic optimization efforts. We also calibrated our employee compensation structure to reduce turnover in the short-term and help establish a long-term foundation for accelerated product throughput. Notwithstanding recent increases in base pay for our processing team, we experienced a 16% reduction in labor salaries per pound produced versus fiscal Q1’24.

“To ‘simplify and focus’ our operations, during the quarter we completed the implementation of a streamlined franchisee royalty structure and volume-based discount program. This new royalty structure and discount program will incentivize our highest-performing franchisees to become multi-unit operators, while empowering them to deliver even more sales of Rocky Mountain Chocolate products. Lastly, we continue to make progress towards our 25% SKU reduction target, as we work to sunset underperforming chocolate SKUs and increase production of our most popular items.

“To ‘amplify and elevate’ our brand, last month we unveiled a transformational brand refresh during our 2023 Annual National Franchisee Convention, which achieved record attendance. This brand refresh provides a streamlined, and highly recognizable, trade name and logo that builds upon our rich history of bringing the Rocky Mountain experience to customers since 1981. Further, to reaffirm our commitment to proactive engagement with shareholders and prospective investors, we participated in our first investor conference in nearly a decade during the quarter, inaugurating our re-engagement with the investor community under the new leadership team. This active participation also amplifies the reach of our message about the plans for the future of Rocky Mountain Chocolate.

“As we look to the remainder of fiscal 2024, we are well on our way towards laying the foundation of our multi-year plan for Rocky Mountain Chocolate, and we expect to continue seeing tangible results to our growth and profitability as we progress through the periods ahead.”

Fiscal Q2 2024 Financial Results vs. Year-Ago Quarter

●

Total revenue of $6.6 million in the second quarter of 2024 was approximately unchanged compared to $6.6 million in the second quarter of 2023. During the quarter, the Company benefitted from the reopening of the Corpus Christi store in July, which mostly offset lower shipments of product related to the planned exit of two out-of-network customers earlier this year.

●

Total product and retail gross profit was $0.4 million in the second quarter of 2024 compared to $1.2 million in the second quarter of 2023, with gross margin of 7.6% compared to 23.3%. The decrease was primarily due to lower production volume and higher costs related to wages and inflation as the Company resolved a labor shortage. This was partially offset by higher retail gross margins primarily attributable to better cost management and higher basket sizes at the Durango company-owned store.

●

Total operating expenses decreased 16% to $7.6 million in the second quarter of 2024 compared to $9.0 million in the second quarter of 2023. The improvement was primarily due to lower professional fees associated with the contested solicitation of proxies in the prior year, as well as lower costs related to employee severance and relocation. This was partially offset by increased franchise and personnel costs.

●

Net loss from continuing operations decreased 68% to $1.0 million or $(0.16) per share in the second quarter of 2024, compared to a net loss from continuing operations of $3.2 million or $(0.51) per share in in the second quarter of 2023.

●

Adjusted EBITDA (a non-GAAP measure defined below) was $(0.6) million in the second quarter of 2024 compared to $0.7 million in the second quarter of 2023. The year-ago period benefitted from a $2.8 million add-back related to professional fees associated with the contested solicitation of proxies, as well as costs associated with employee severance and relocation.

Conference Call Information

The Company will conduct a conference call on October 12, 2023 at 8:30 a.m. Eastern time to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Thursday, October 12, 2023

Time: 8:30 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Rocky Mountain Chocolate provides investors with certain non-GAAP financial measures, such as adjusted EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, costs associated with non-recurring expenses (which include costs associated with proxy contests and related matters, costs associated with the departure of executive officers, costs recognized to retain new executive officers, event specific inventory disposal costs, and gains and losses associated with long-lived asset sales and impairment) to GAAP income (loss) from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. Management uses adjusted EBITDA because it believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. Management believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, management uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to its most comparable GAAP measure are included at the end of this press release.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. (dba “Rocky Mountain Chocolate”) is an international franchiser of premium chocolate and confection stores, and a producer of an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples. Rocky Mountain Chocolate was named one of America’s Best on Newsweek's list of "America's Best Retailers 2023" in the chocolate and candy stores category. The Company is headquartered in Durango, Colorado. Its subsidiaries, franchisees and licensees currently operate over 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	August 31, 2023	August 31, 2023
United States
Rocky Mountain Chocolate Factory
Franchise Stores	1	150
Company-Owned Stores	1	2
Co-brand Stores	1	113
International License Stores	0	4
Total	3	269

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	August 31, 2023	February 28, 2023
Current Assets	$10,102	$11,205
Total Assets	20,535	21,987
Current Liabilities	5,582	5,010
Total Liabilities	7,663	7,617
Stockholder's Equity	$12,872	$14,370

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended August 31,		Three Months Ended August 31,
	2023	2022	2023	2022
Revenues
Product sales	$4,707	$4,808	71.8%	73.3%
Royalty and marketing fees	1,501	1,441	22.9%	22.0%
Franchise fees	41	45	0.6%	0.7%
Retail sales	309	264	4.7%	4.0%
Total Revenues	6,558	6,558	100.0%	100.0%

Costs and expenses
Cost of sales	4,633	3,890	70.6%	59.3%
Franchise costs	613	449	9.3%	6.8%
Sales and marketing	442	428	6.7%	6.5%
General and administrative	1,687	4,037	25.7%	61.6%
Retail operating	162	151	2.5%	2.3%
Depreciation and amortization, exclusive of depreciation and amortization expense of $183 and $160 included in cost of sales, respectively	32	29	0.5%	0.4%
Total Costs and Expenses	7,569	8,984	115.4%	137.0%

Income (loss) from operations	(1,011)	(2,426)	-15.4%	-37.0%

Other income
Interest expense	(6)	-	-0.1%	0.0%
Interest income	18	5	0.3%	0.1%
Other Income, net	12	5	0.2%	0.1%

Income (loss) before income taxes	(999)	(2,421)	-15.2%	-36.9%

Provision for income taxes	-	731	0.0%	11.1%

Net income (loss) from continuing operations	(999)	(3,152)	-15.2%	-48.1%

Discontinued Operations
Earnings from discontinued operations, net of tax	-	(489)
Gain on disposal of discontinued operations, net of tax	-	-
Net income (loss) from discontinued operations, net of tax	-	(489)
Consolidated Net (Loss) Earnings	(999)	(3,641)
Basic Earnings (loss) Per Common Share
Loss from continuing operations	$(0.16)	$(0.51)
Earnings (loss) from discontinued operations	$-	$(0.08)
Net Earnings	$(0.16)	$(0.59)

Diluted Earnings (loss) Per Common Share
Loss from continuing operations	$(0.16)	$(0.51)
Earnings (loss) from discontinued operations	$-	$(0.08)
Net Earnings	$(0.16)	$(0.59)

Weighted Average Common Shares Outstanding	6,293,078	6,215,186

Dilutive Effect of Employee Stock
Awards	-	-

Weighted Average Common
Shares Outstanding,
Assuming Dilution	6,293,078	6,215,186

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Six Months Ended August 31,		Six Months Ended August 31,
	2023	2022	2023	2022
Revenues
Product sales	$9,531	$9,966	73.3%	74.0%
Royalty and marketing fees	2,876	2,881	22.1%	21.4%
Franchise fees	86	99	0.7%	0.7%
Retail sales	501	514	3.9%	3.8%
Total Revenues	12,994	13,460	100.0%	100.0%

Costs and expenses
Cost of sales	9,391	8,416	72.3%	62.5%
Franchise costs	1,293	868	10.0%	6.4%
Sales and marketing	915	909	7.0%	6.8%
General and administrative	3,619	5,643	27.9%	41.9%
Retail operating	265	309	2.0%	2.3%
Depreciation and amortization, exclusive of depreciation and amortization expense of $354 and $320 included in cost of sales, respectively	63	58	0.5%	0.4%
Total Costs and Expenses	15,546	16,203	119.6%	120.4%
		-
Income (loss) from operations	(2,552)	(2,743)	-19.6%	-20.4%

Other income
Interest expense	(12)	-	-0.1%	0.0%
Interest income	38	7	0.3%	0.1%
Other Income, net	26	7	0.2%	0.1%

Income (loss) before income taxes	(2,526)	(2,736)	-19.4%	-20.3%

Provision for income taxes	-	702	0.0%	5.2%

Net loss from continuing operations	(2,526)	(3,438)	-19.4%	-25.5%

Discontinued Operations
Earnings from discontinued operations, net of tax	69	(318)
Gain on disposal of discontinued operations, net of tax	635	-
Net income (loss) from discontinued operations, net of tax	704	(318)
Consolidated Net (Loss) Earnings	(1,822)	(3,756)
Basic Earnings (loss) Per Common
Share
Loss from continuing operations	$(0.40)	$(0.55)
Earnings (loss) from discontinued operations	$0.11	$(0.05)
Net Earnings	$(0.29)	$(0.60)

Diluted Earnings (loss) Per Common Share
Loss from continuing operations	$(0.40)	$(0.55)
Earnings (loss) from discontinued operations	$0.11	$(0.05)
Net Earnings	$(0.29)	$(0.60)

Weighted Average Common Shares Outstanding	6,284,846	6,211,815

Dilutive Effect of Employee Stock
Awards	-	-

Weighted Average Common
Shares Outstanding,
Assuming Dilution	6,284,846	6,211,815

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)
(unaudited)

	Three Months Ended August 31,
	2023	2022	Change
GAAP: Income from Operations	$(1,011)	$(2,426)	n/m
Depreciation and Amortization	215	189
Stock-Based Compensation Expense	123	149
Costs associated with non-recurring expenses (1)	68	2,792
Non-GAAP, adjusted EBITDA	$(605)	$704	n/m

	Six Months Ended August 31,
	2023	2022	Change
GAAP: Income (loss) from Operations	$(2,552)	$(2,743)	n/m
Depreciation and Amortization	417	378
Stock-Based Compensation Expense	325	281
Costs associated with non-recurring expenses (1)	441	3,449
Non-GAAP, adjusted EBITDA	$(1,369)	$1,365	n/m

(1) Non-recurring expenses include costs associated with the departure of the former Senior Vice President – Franchise Development, the retention of a new Chief Executive Officer, staff relocation and severance costs associated with hiring and separations, costs associated with a stockholder’s contested solicitation of proxies and non-recurring gains or losses on the sale of long-lived assets.